Exhibit 20.1
                                                              ------------


                              OFFICERS' CERTIFICATE
           Multiclass-Mortgage Pass Through Certificates Series 1996-1


Pursuant to Section 5.25 of the Pooling and Servicing Agreement dated June 1, 1996 between Morserv, Inc., as Seller, The Chase Manhattan Bank (formerly known as "Chemical Bank") as Master Servicer, and Norwest Bank Minnesota, N.A., as Trustee, hereby provide the following Officers' Certificate:

                           (i) A review of the activities of the Master Servicer
                    during the preceding calendar year and of performance under the related Pooling and Servicing Agreement has been made under such Officers' supervision,

                           (ii) to the best of such officer's  knowledge,  based
                    on such review, the Master Servicer has fulfilled all its obligation, specifying each such default known to such officer and the nature and status thereof.




/s/Theresa M. McCue
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Theresa M. McCue
Vlce President


/s/Judith A. Wolfe
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Judith A. Wolfe
Assistant Treasurer



April 14, 1997